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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 2005:

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
                                                        State or Country
      Name                                               of Organization
      ----                                              ----------------
 1.   Baker Program Management, Inc.                    Arizona
 2.   Baker Construction, Inc.                          Delaware
 3.   Baker Global Project Services, Inc.               Delaware
 4.   Baker Holding Corporation                         Delaware
 5.   Baker/OTS, Inc.                                   Delaware
 6.   International Pipeline Services, Inc.             Delaware
 7.   Michael Baker International, Inc.                 Delaware
 8.   Baker Engineering, Inc.                           Illinois
 9.   Steen Production Services, Inc.                   Louisiana
10.   Michael Baker Jr. Company                         Nevada
11.   Michael Baker Architects/Engineers, P.C.          New Jersey
12.   Baker Engineering NY, Inc.                        New York
13.   Baker Environmental, Inc.                         Pennsylvania
14.   Baker Heavy & Highway, Inc.                       Pennsylvania
15.   Baker Mellon Stuart Construction, Inc.            Pennsylvania
16.   Michael Baker Global, Inc.                        Pennsylvania
17.   Michael Baker Jr., Inc.                           Pennsylvania
18.   Baker/MO Services, Inc.                           Texas
19.   Vermont General Insurance Company                 Vermont
20.   Baker Energy International, Ltd.                  Cayman Islands
21.   Baker O&M International, Ltd.                     Cayman Islands
22.   Baker/OTS International, Inc.                     Cayman Islands
23.   Overseas Technical Services (Middle East) Ltd.    Cayman Islands
24.   Michael Baker de Mexico S.A. de C.V.              Mexico
25.   Baker/OTS Ltd.                                    United Kingdom
26.   OTS International Training Services Ltd.          United Kingdom
27.   Overseas Technical Services (Harrow) Ltd.         United Kingdom
28.   SD Forty-Five Ltd.                                United Kingdom
29.   OTS Finance and Management Ltd.                   Vanuatu
30.   Overseas Technical Services International, Ltd.   Vanuatu
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